JACKSON ADVANTAGE SM (08/20) INDIVIDUAL VARIABLE AND FIXED ANNUITY APPLICATION (VA710NY and VA720NY) Home Office: Purchase, NY 10577 Jackson National Life Insurance Company www.jackson.com of New York First Class Mail: P.O. Box 30314 Lansing, MI 48909-7814 Customer Care: 800-599-5651 Fax: 888-576-8383 Overnight Mail: 1 Corporate Way Email: customercare@jackson.com Lansing, MI 48951 Linking/BIN/Brokerage Acct. Number (if applicable) Jackson of NY pre-assigned Contract Number (if applicable) Primary Owner PLEASE PRINT Type of Ownership: CLEARLY Individual/Joint Custodian Trust Corporation/Pension Plan Government Entity Please see the Good Order Checklist for Social Security Number or Tax ID Number Phone Number (include area code) additional requirements. Country of Residence If U.S. U.S. Citizen Yes No Sex Male Female citizenship is not selected, Date of Birth (mm/dd/yyyy) Email Address (print clearly) and a Social Security Number with a U.S. address is First Name Middle Name Last Name listed, along with the absence of any other foreign Non-Natural Owner/Entity Name (if applicable) indicator, Jackson National Life Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Insurance Company of New York (Jackson of NY) Physical Address City State ZIP will assume an active U.S. citizenship status. Mailing Address Line 1 Mailing Address Line 2 Mailing Address City State ZIP NVDA 710 04/20 Page 1 of 13 NV710 08/20

Joint Owner Social Security Number Date of Birth (mm/dd/yyyy) Email Address (print clearly) Country of Residence U.S. Citizen Yes No Sex Male Female In the case of First Name Middle Name Last Name Joint Owners, all correspondence Relationship to Owner Phone Number (include area code) and required documentation will be sent to the address of Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 the Primary Owner. Physical Address City State ZIP Primary Annuitant Complete this Social Security Number Date of Birth (mm/dd/yyyy) Phone Number (include area code) section if different than Primary Owner. If Primary Country of Residence Annuitant section is left U.S. Citizen Yes No Sex Male Female blank, the Annuitant will First Name Middle Name Last Name default to the Primary Owner. Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Joint/Contingent Annuitant Complete this section if Social Security Number Joint Annuitant Not Applicable Date of Birth (mm/dd/yyyy) different than Joint Owner. If Contingent Annuitant Joint Annuitant Country of Residence section is left blank, the Joint U.S. Citizen Yes No Sex Male Female Annuitant will default to the First Name Middle Name Last Name Joint Owner. Contingent Relationship to Primary Annuitant Phone Number (include area code) Annuitant must be Annuitant's spouse. Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Available only on a Qualified plan custodial account when Physical Address City State ZIP electing a Joint GMWB. NVDA 710 04/20 Page 2 of 13 NV710 08/20

Beneficiary(ies) It is required for Percentage of Good Order Primary Sex Male Female % that the Death Benefit Percentage of Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner Death Benefit be whole numbers and must total First Name Middle Name Last Name 100% for each beneficiary type. Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) If Percentage of Death Benefit is left blank, all beneficiaries Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 will receive equal shares. Physical Address City State ZIP Please use form N3041 for additional beneficiaries. Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP NVDA 710 04/20 Page 3 of 13 NV710 08/20

Annuity Type The Variable Non-Tax Qualified IRA - Traditional* Roth IRA* SEP 403(b) TSA Annuity Automatic Withdrawal Stretch IRA Non-Qualified Stretch Roth Conversion Other: Request form (NV4370) will *Tax Contribution Year(s) and Amounts: be required if a Stretch Annuity Year: $ Year: $ Type is elected. Premium Payment External Select method of payment and note approximate amount: Transfers: The Request for Check Attached $ Check In Transit $ Wire $ Transfer or Exchange of Assets form (N3783) must Anticipated total amount from internal transfer(s) $ be submitted if Jackson of NY is to request the Anticipated total amount from external transfer(s) to be requested by Jackson of NY $ release of funds. Anticipated total amount from external transfer(s) to be requested by Financial Professional or Owner (Jackson of NY will NOT request funds) $ For more than two account If Jackson of NY is NOT requesting funds, please provide the following information: transfers, please provide Transfer Anticipated account Company releasing funds Account number Maturity date type transfer amount information on the Letter of Full $ Instruction form Partial (N4250) and submit with application. Full $ Partial Statement Regarding Replacement of Existing Policies or Annuity Contracts It is required for Good Order that this entire Do you intend to replace an existing life insurance policy or annuity contract? No Yes section be completed. If replacing, Jackson of NY pre-assigned Contract number: please provide the Jackson of NY Please complete all necessary forms as required by New York Regulation 60. pre-assigned Contract number. Annuitization/Income Date Specify Income Date (mm/dd/yyyy) If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract. NVDA 710 04/20 Page 4 of 13 NV710 08/20

Systematic Investment (periodic premium reallocation programs) Only the Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 11. Investment Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing. Division(s) and the 1-Year Fixed I elect Automatic Rebalancing of the Investment Divisions according to the allocations in the Premium Allocation Account Option section using the frequency and start date below. If both frequency and start date are left blank, Automatic (subject to Rebalancing will not be established. availability) as selected in the Frequency: Monthly Quarterly Semiannually Annually Premium Allocation section can Start Date (mm/dd/yyyy): OR Immediately after issue. participate in Automatic Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the Rebalancing. frequency you select) from the date Jackson of NY applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson of NY will default the start date and all Other subsequent transfer dates to the 28th. If funds are received after the designated start date, the program will begin Systematic Investment one frequency from the designated start date. Options may be available. DCA (Dollar Cost Averaging) Please see Systematic This request is to establish the Dollar Cost Averaging option. Investment form (NV5875). If DCA is selected, the Systematic Investment Form (NV5875) must be attached and completed for " Good Order." Premium Allocation Tell us how you want your JNL Aggressive JNL/American Funds JNL/AQR annuity Growth Allocation (072) Balanced (150) Large Cap Premiums JNL Conservative JNL/American Funds Defensive Style (699) invested. Whole Allocation (380) Blue Chip Income JNL/BlackRock percentages and Growth (339) Advantage only. TOTAL JNL Growth International (700) ALLOCATION Allocation (071) JNL/American Funds MUST EQUAL JNL iShares Capital Income Builder (685) JNL/BlackRock (345) 100%. Tactical Growth (391) JNL/American Funds Global Allocation JNL iShares Capital World Bond (340) JNL/BlackRock Tactical Moderate (389) JNL/American Funds Global Natural Resources (066) Total number JNL iShares Global Growth (638) of allocation Tactical Moderate JNL/American Funds JNL/BlackRock selections may Growth (390) Global Small Large Cap not exceed 99. Select Growth (102) JNL Moderate Capitalization (341) JNL/Causeway International Allocation (381) JNL/American Funds Value Select (126) JNL Moderate Growth (395) Growth Allocation (070) JNL/American Funds JNL/ClearBridge Large Cap Growth (364) Certain JNL Multi-Manager Growth Allocation (358) broker-dealers Alternative (655) JNL/American Funds may limit the Investment JNL Multi-Manager Growth-Income (342) Divisions and Emerging Markets JNL/American Funds Fixed Account Equity (077) International (343) Options available under JNL Multi-Manager JNL/American Funds PREMIUM ALLOCATIONS the Contract. Mid Cap (663) Moderate Growth CONTINUED ON PAGES 6 Allocation (357) Please see JNL Multi-Manager AND 7. Client Small Cap Growth (116) JNL/American Funds Acknowledg- New World (344) ments on page 12. NVDA 710 04/20 Page 5 of 13 NV710 08/20

Premium Allocation (continued from page 5) Total number JNL/DFA JNL/Goldman Sachs 4 JNL/JPMorgan of allocation Growth Allocation (664) (292) U.S. Government & selections may (109) JNL/DFA JNL/Goldman Sachs Quality Bond not exceed 99. International Dividend Income JNL/Loomis Sayles Core Equity (701) & Growth (278) Global Growth (689) JNL/DFA JNL/Goldman Sachs JNL/Lord Abbett Moderate Growth Managed Aggressive Short Duration Allocation (665) Growth (119) Income (709) Tell us how you want your JNL/DFA JNL/Goldman Sachs JNL/Mellon annuity U.S. Core Equity (115) Managed Bond Index (133) Premiums JNL/DFA Conservative (227) JNL/Mellon invested. Whole U.S. Small Cap (612) JNL/Goldman Sachs Dow Index (145) percentages Managed Growth (118) only. TOTAL JNL/DoubleLine JNL/Mellon ALLOCATION Core Fixed Income (127) JNL/Goldman Sachs Emerging Markets Index (349) MUST EQUAL JNL/DoubleLine Managed Moderate (226) 100%. Emerging Markets JNL/Goldman Sachs JNL/Mellon Fixed Income (661) Managed Moderate Equity Income (606) Growth (117) JNL/DoubleLine JNL/Mellon Shiller Enhanced JNL/Harris Oakmark International Index (129) CAPE (659) Global Equity (656) JNL/Mellon JNL/DoubleLine JNL/Invesco MSCI KLD 400 Total Return (636) Diversified Dividend (365) Social Index (667) JNL/Fidelity Institutional JNL/Invesco JNL/Mellon Asset Management Global Growth (173) MSCI World Index (183) Total Bond (110) JNL/Invesco JNL/Mellon JNL/First State Global Real Estate (206) Nasdaq 100 Index (222) Global Infrastructure (347) JNL/Invesco JNL/Mellon JNL/Franklin Templeton International Growth (113) S&P 400 MidCap Global Multisector JNL/JPMorgan Index (124) Bond (348) Global Allocation (644) JNL/Franklin Templeton JNL/JPMorgan Growth Allocation (062) Growth & Income (064) JNL/Franklin Templeton JNL/JPMorgan Income (075) Hedged Equity (688) JNL/Franklin Templeton International Small Cap (250) PREMIUM ALLOCATIONS CONTINUED ON PAGE 7. NVDA 710 04/20 Page 6 of 13 NV710 08/20

Premium Allocation (continued from pages 5 and 6) Tell us how you JNL/Mellon JNL/Vanguard % Fixed Account Options want your S&P 500 Index (123) Capital Growth (373) annuity 1-Year Premiums JNL/Mellon JNL/Vanguard (041) invested. Whole Small Cap Index (128) Equity Income (374) 3-Year percentages JNL/MFS JNL/Vanguard (043) only. TOTAL Mid Cap Value (207) Global Bond ALLOCATION 5-Year Market Index (671) MUST EQUAL JNL/PIMCO (045) 100%. Income (372) JNL/Vanguard 7-Year JNL/PIMCO Growth ETF (047) Real Return (078) Allocation (674) JNL/Vanguard NOTE: The Contract permits Jackson Total number JNL/PPM America of NY to restrict the amount of International (375) of allocation Floating Rate Income (346) Premium payments into, and the selections may JNL/PPM America JNL/Vanguard amount and frequency of transfers between, into and from, any Fixed not exceed 99. High Yield Bond (136) International Stock Market Index (670) Account Option; to close any Fixed JNL/PPM America Account Option; and to require Total Return (662) JNL/Vanguard transfers from a Fixed Account Option. Moderate Accordingly, you should consider JNL/RAFI ETF Allocation (672) whether investment in a Fixed Account Multi-Factor JNL/Vanguard Option is suitable given your U.S. Equity (703) Moderate Growth investment objectives. JNL/T. Rowe Price ETF Allocation (673) Balanced (647) JNL/Vanguard JNL/T. Rowe Price U.S. Stock Capital Appreciation (637) Market Index (668) JNL/T. Rowe Price JNL/WMC Balanced Established Growth (111) (104) JNL/T. Rowe Price JNL/WMC Mid-Cap Growth (112) Government JNL/T. Rowe Price Money Market (107) Short-Term Bond (076) JNL/WMC Value JNL/T. Rowe Price (179) U.S. High Yield (660) JNL/T. Rowe Price Value (149) NVDA 710 04/20 Page 7 of 13 NV710 08/20

Add-On Guaranteed Minimum Withdrawal Benefits May select only one For Life GMWB. All Add-On 1 GMWBs may LifeGuard Freedom Flex not be available For Life GMWB with Annual Step-Up to Highest Quarterly Contract Value (Ages 35-80) through all broker-dealers, Must select one of each option: Bonus and Income Stream for Good Order. and once selected cannot be changed. Bonus Option: I III 2 Add-On Income Stream Option (GAWA%) : Income Stream Max Income Stream Value GMWBs: Additional charges will LifeGuard Freedom Flex W/ Joint Option 1,3,4,5 apply. Please see the Joint For Life GMWB with Annual Step-Up to Highest Quarterly Contract Value (Ages 35-80) prospectus for details. Must select one of each option: Bonus and Income Stream for Good Order. Bonus Option: I III Election Age 2 limitations Income Stream Option (GAWA%) : Income Stream Max Income Stream Value apply based on the age of the Owner(s) or Covered Lives. LifeGuard Freedom Flex DB NY 1,6 For Life GMWB with Bonus, Annual Step-Up to Highest Quarterly Contract Value, and Highest Anniversary Value Death Benefit (Ages 35-75) Must select an Income Stream Level for Good Order. 2 Income Stream Option (GAWA%) : Income Stream Max Income Stream Value May not be selected on Stretch IRAs or Non-Qualified Stretches. Availability of the Income Stream Options (Guaranteed Annual Withdrawal Amount percentage (GAWA%) table options) are subject to change. Please consult your financial professional for availability. Varying charges apply. For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on page 2 (including the "Relationship to Owner" box) is properly completed. For Qualified plans, excluding custodial accounts, 100% primary spousal Beneficiary designation is required. Please ensure the Primary Beneficiary section on page 3 (including the "Relationship to Owner" box) is properly completed. For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant. May not be selected in combination with an Add-On Death Benefit on page 9. If electing a Guaranteed Minimum Withdrawal Benefit, please read the disclosures in the Notice to Applicant section on page 11. Add-On Benefits are continued on page 9. NVDA 710 04/20 Page 8 of 13 NV710 08/20

Add-On Death Benefits If no Add-On Death Benefit is May select only one Death Benefit. selected your beneficiary(ies) will receive the standard death 1,2 benefit. Please Contract Value Death Benefit (Contract form VA720NY) (Ages 0-85) see the 3 prospectus for Highest Anniversary Value Guaranteed Minimum Death Benefit (Ages 0-79) details. All Add-On Benefits may not be available Election of this Death Benefit will reduce the Core Contract Charge. Please see the prospectus for details. through all May not be selected with LifeGuard Freedom Flex DB NY on page 8. broker-dealers, May not be selected on Stretch IRAs, Non-Qualified Stretches or in combination with LifeGuard Freedom Flex DB NY on page 8. and once selected cannot be changed. Add-On Death Benefits and Other Add-On Benefits: Additional charges will apply. Please see the prospectus for details. Election Age limitations apply based on the age of the Owner(s) or Covered Lives. Telephone/Electronic Authorization By checking " Yes," I (we) authorize Jackson of NY to accept instructions to initiate or discontinue Systematic If no election Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between is made, investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, Jackson of NY from any Joint Owner, or from my (our) Financial Professional, subject to Jackson of NY's administrative procedures. will default to " No." Do you consent to Telephone/Electronic Transfer Authorization? Yes No Jackson of NY has administrative procedures that are designed to provide reasonable assurances that This authorization telephone/electronic authorizations are genuine. If Jackson of NY fails to employ such procedures, it may be held is not extended liable for losses resulting from a failure to use such procedures. I (We) release Jackson of NY, its affiliates, to Authorized subsidiaries, and advisors from all damages related in any way to its acting upon any unauthorized Callers. telephone/electronic instruction. I (We) understand and agree that Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us). Authorized Caller This authorization If you want to authorize an individual other than your Financial Professional to receive Contract information via is not extended telephone and/or in writing, please list that individual's information here. to Telephone/ Electronic First Name Middle Name Last Name Authorization. Social Security Number Date of Birth (mm/dd/yyyy) NVDA 710 04/20 Page 9 of 13 NV710 08/20

Electronic Delivery Authorization If no election is Do you consent to Electronic made, Jackson Delivery of Documents? Yes No of NY will default to Check the box(es) next to the types of documents you wish to receive electronically. If Electronic " No." Delivery is authorized, but no document type is selected, the selection will default to "All Documents." Selection of ALL DOCUMENTS Prospectuses and prospectus supplements Annual and Semiannual reports "ALL DOCUMENTS" Transaction confirmations Other Contract-related correspondence currently excludes quarterly statements My email address is: and tax documents. I (We) will notify the company of any new email address. Please provide one email This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of address and a document's availability on Jackson of NY's website. For jointly owned contracts, all Joint Owners are consenting to print clearly. electronic delivery and use of the single email address above. Please contact the appropriate Jackson of NY Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or If you authorize request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Electronic Service for compliance reasons. Registration on Jackson of NY's website (www.jackson.com) is required for Delivery but do electronic delivery of Contract-related correspondence. not provide an email address or the address The computer hardware and software requirements that are necessary to receive, process and retain electronic is illegible, communications that are subject to this consent are as follows: To view and download material electronically, you Electronic must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't Delivery will already have Adobe Acrobat Reader, you can download it free from www.adobe.com. not be initiated. There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson of NY. Please make certain you have given Jackson of NY a current email address. Also let Jackson of NY know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communications in paper form. NVDA 710 04/20 Page 10 of 13 NV710 08/20

Notice to Applicant This application will be attached to and made part of the Contract. Important Information related to Systematic Investments: Systematic Investing does not ensure a profit or protect against loss. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options. Please note the following applies to all Guaranteed Minimum Withdrawal Benefits elected on page 8. A Guaranteed Minimum Withdrawal Benefit (GMWB) may not be appropriate for Owners whose primary objective is to take maximum advantage of the tax deferral available to them under an annuity Contract. These endorsements may also have limited usefulness in connection with tax-qualified contracts in relation to Required Minimum Distributions (RMDs) imposed by the IRS. Some withdrawals necessary to satisfy RMDs may prematurely deteriorate the benefits provided by a GMWB. When purchasing a tax-qualified contract, special consideration should be given to whether or not the purchase of a GMWB is appropriate for the Owner's situation, including consideration of RMDs. Please consult a tax advisor. If you make subsequent Premium payments, we will allocate them in the same way as your Contract's first Premium payment unless you tell us otherwise. Please refer to the current prospectus for complete information regarding your elected GMWB, including how additional Premium payments increase your Guaranteed Withdrawal Balance (GWB), as each GMWB works differently. Subject to the benefit terms, conditions, and limitations, the elected GMWB guarantees that a certain amount may be withdrawn annually, regardless of market performance and even if the Contract Value is zero, until the GMWB is terminated. Excess withdrawals may result in a significant reduction in your Guaranteed Annual Withdrawal Amount (GAWA) and GWB. You may not be able to change the Owner, Joint Owner, Annuitants, or primary spousal Beneficiary, depending on which GMWB you have selected. Jackson of NY reserves the right to increase the GMWB charge in the future. Please refer to the current prospectus for complete information regarding future GMWB charge increases. NVDA 710 04/20 Page 11 of 13 NV710 08/20

Client Acknowledgments 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) acknowledge that all statements made by, or under the authority of the applicant, for the issuance of the Contract, are deemed representations and not warranties. 3. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 4. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 5. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 6. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. 10. I (We) understand that Jackson of NY issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial professional. 11. I (We) understand that Jackson of NY may restrict the availability of one or more of the Fixed Account Options and/or reserves the right not to accept additional Premium allocations and transfers into the Fixed Account at any time on a nondiscriminatory basis. 12. I acknowledge and represent that I have executed this application, and that my signature below is my true and valid signature. 13. I (We) understand that certain broker-dealers may limit the Investment Divisions, Fixed Account Options, and/or Add-On Benefits available under the Contract. I (We) have discussed these limitations with my (our) financial professional and have been provided with a list of Investment Divisions, Fixed Account Options and Add-On Benefits currently available for election through my (our) broker-dealer. I (We) understand that any application including an allocation to an Investment Division or Fixed Account Option or election of an Add-On Benefit not available through my (our) broker-dealer will not be accepted. I (We) understand that the Investment Divisions, Fixed Account Options, and/or Add-On Benefits not available through my (our) broker-dealer may be available through other broker-dealers. Client Signatures It is required for Owner's Signature Date Signed (mm/dd/yyyy) State where signed Good Order that all applicable parties to the Owner's Title (required if owned by an Entity) Contract sign here. Joint Owner's Signature Date Signed (mm/dd/yyyy) Required replacement forms must be signed on or Annuitant's Signature (if other than Owner) Date Signed (mm/dd/yyyy) State where signed before the application signature date. Joint Annuitant's Signature (if other than Joint Owner) Date Signed (mm/dd/yyyy) NVDA 710 04/20 Page 12 of 13 NV710 08/20

Financial Professional Acknowledgments By signing this form, I certify that: 1. I am authorized and qualified to discuss the Contract herein applied for. 2. I have reviewed all of the client's information, and I believe that my recommendation to purchase this annuity is in line with the client's financial situation and investment needs, and meets the appropriate standard of care (i.e. suitability or best interest) based on the facts disclosed by said client. I also attest that I have provided the client with all pertinent information about the product, including disclosure of the risks involved, allowing the client to make an educated and informed decision about this purchase. Based on my completion of the required general annuity and/or Jackson of NY product training, I believe this transaction is suitable and in the best interest of the client given the client's financial situation and needs. 3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief. 4. I have complied with requirements for disclosures and/or replacements as necessary. 5. I have discussed all applicable limitations to Investment Divisions, Fixed Account Options, and/or Add-On Benefit availability with the applicant and have provided the applicant with a list of Investment Divisions, Fixed Account Options, and Add-On Benefits currently available for election. Program Option Note: If Financial Professional #1 Signature Date Signed(mm/dd/yyyy) Jackson of NY Assigned ID no option is indicated, the designated default will be First Name Middle Name Last Name used. Email Address (print clearly) Business Phone Number (include area code) Extension All Financial Professional certifications, licenses and Program Option Percentage trainings must be completed A % prior to application execution. If more than one Financial Professional is participating in a Program Option on this case, please provide the additional Financial Professional names, Jackson of NY Assigned IDs and percentages for each (Financial Professional If Percentage is # 1-4 totaling 100%). left blank, all Financial Financial Professional Name #2 Jackson of NY Assigned ID Percentage Professionals will receive % equal shares. Financial Professional Name #3 Jackson of NY Assigned ID Percentage % Financial Professional Name #4 Jackson of NY Assigned ID Percentage % Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency NVDA 710 04/20 Page 13 of 13 NV710 08/20